UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

20321 Valencia Circle

Lake Forest, CA 92630

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02.	Compensatory Arrangements of Certain Officers.

On May 10, 2018, the Board of Directors (the “Board”) of Liquidmetal Technologies, Inc. (the “Company”) made an option grant under the Company’s 2015 Equity Incentive Plan to Bryce Van, the Company’s Vice President of Finance, to purchase up to 1,130,000 shares of Company common stock. The option has an exercise price of $0.24 per share and will expire 10 years from the date of grant unless it terminates earlier upon a termination of service. The shares covered by the Option will vest one-third on the first year anniversary date from the date of grant, with the remainder vesting monthly on a ratable basis over 2 years. The terms of the option are subject to the provisions of the 2015 Equity Incentive Plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Lugee Li
Lugee Li
President and Chief Executive Officer

Date: May 15, 2018